Exhibit 10.4 EXECUTION VERSION

TERMINATION AGREEMENT

(VOTING AGREEMENT)

This TERMINATION AGREEMENT (this “Agreement”), dated as of November 19, 2019, is made and entered into by and among CST Brands, LLC, (formerly known as CST Brands, Inc.) a Delaware corporation (“CST”), Joseph V. Topper, Jr., an individual, (“Topper”), 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. (the “Topper Trust”) and Dunne Manning Inc. (formerly known as Lehigh Gas Corporation), a Delaware corporation (together with the Topper Trust and Topper, the “Equityholders”).

WHEREAS, CST and each of the Equityholders are parties to that certain Voting Agreement, dated as of October 1, 2014 (the “Voting Agreement”); and

WHEREAS, in connection with the consummation of the transactions contemplated by that certain Securities Purchase Agreement, dated as of November 19, 2019, by and among CST, CST GP, LLC, CST Brands Holdings, LLC, the Subsidiaries of CST set forth on the signatures pages thereto, Lehigh Gas GP Holdings LLC, Dunne Manning CAP Holdings I LLC and Dunne Manning CAP Holdings II LLC (the “Purchase Agreement”), CST and each Equityholder wish to terminate the Voting Agreement and all rights, liabilities and obligations of CST and each Equityholder thereunder.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, confirm and acknowledge as follows:

1.Termination. Effective as of the Closing (as such term is defined in the Purchase Agreement), the Voting Agreement is hereby terminated and, from and after the Closing, none of CST nor any of the Equityholders shall have any further rights, liabilities or obligations thereunder; provided, however, that the provisions of Article IV of the Voting Agreement (other than Section 4.2) shall survive such termination and shall remain in full force and effect).

2.Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

3.Binding on Successors.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

4.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first set forth above.

CST BRANDS, LLC

By:/s/ Darrell Davis
Name:Darrell Davis
Title:President

dunne manning inc.

By:/s/ Joseph V. Topper, Jr.
Name:Joseph V. Topper, Jr.
Title:Chief Executive Officer

JOSEPH V. TOPPER, JR.

           /s/ Joseph V. Topper, Jr.

2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr.

By:/s/ Joseph V. Topper, Jr.
Name:Joseph V. Topper, Jr.
Title:Trustee

[Signature Page to Termination Agreement]